Exhibit 10.26
FORM OF
NONQUALIFIED STOCK OPTION AGREEMENT
FOR STOCK OPTIONS
PURSUANT TO THE ZiLOG, INC.
2002 OMNIBUS STOCK INCENTIVE PLAN
          This Nonqualified Stock Option Agreement for Non-EBITDA-Linked Options (the “Option Agreement”) is made and entered into as of [          ] (the “Date of Grant”), by and between ZiLOG, Inc., a Delaware corporation (the “Company”), and [          ] (the “Optionee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan, as amended (the “Plan”) attached hereto as Exhibit A.
          1. Number of Shares. The Company hereby grants to the Optionee an option (this “Option”) to purchase [          ] Shares (the “Option Shares”) at an Exercise Price per Share of $[     ], subject to all of the applicable terms and conditions of this Option Agreement and the Plan.
          2. Option Term. The Option shall have a ten (10) year term commencing on the Date of Grant, unless sooner terminated pursuant to the Plan or this Option Agreement (the “Option Term”).
          3. Conditions of Vesting and Exercise. The Option shall vest and become exercisable at the rate                                          , in each case to the extent the Optionee is employed by or providing services to the Company or any Parent or Related Company on such date. The conditions of vesting and exercise are otherwise determined pursuant to Section 7(e) of the Plan.
          4. Method of Exercise of Options. The methods of exercise of the Option are determined pursuant to Section 7(f) of the Plan, including all methods of exercise specified in Section 7(f)(i) — (iv) of the Plan, to the extent permitted by applicable law.
          5. Effect of Termination of Employment or Service. The effect of termination of employment or service is determined pursuant to Section 7(i) of the Plan provided that options that are vested and exercisable at the time of termination shall remain exercisable for a period of ninety from the termination date. This ninety-day period shall be extended to six months from the date of such termination in the event of the Optionee’s death or Disability prior to or during such ninety-day period.
          6. Nontransferability of Options. The nontransferability provisions of the Option are determined pursuant to Section 7(h) of the Plan.

          7. Notices. All notices and other communications under this Option Agreement shall be in writing and shall be given by facsimile or first class mail, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission by facsimile to the respective parties named below:

If to Company:	ZiLOG, Inc.
532 Race Street
San Jose, CA 95126
Facsimile: 408-558-8525
Attn: Corporate Controller

If to the Optionee:

Facsimile:
          Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.
          8. Tax Consequences. The Optionee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by the Option Agreement and is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Option Agreement.
          9. Securities Laws Requirements. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of such Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). Further, the Company may require as a condition of transfer of any Option Shares pursuant to any exercise of the Option that the Optionee furnish a written representation that he or she is purchasing or acquiring the Option Shares for investment and not with a view to resale or distribution to the public. Each certificate representing Option Shares may bear the legend set forth below and any other legends that may be required by the Company or by any federal or state securities laws:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.
          Further, if the Company decides, in its sole discretion, that the listing or qualification of the Option Shares under any securities or other applicable law is necessary or desirable, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company.
          10. No Obligation to Register Option Shares. The Company shall be under no obligation to register the Option Shares pursuant to the Securities Act or any other federal or state securities laws.
          11. Market Stand-Off. The market stand-off provisions are determined pursuant to Sections 13(a) of the Plan.
          12. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of the Plan, this Option Agreement or the Certificate of Incorporation or the By-Laws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
          13. Withholding Taxes. The tax withholding provisions are determined pursuant to Section 12 of the Plan.
          Options granted to employees or other Plan participants residing outside North America may be subject to taxation or other local restrictions. Any obligations arising from such stock option awards, exercises or sales of stock are the sole responsibility of the participant, including but not limited to, obligations for remittance of appropriate local income taxes.
          14. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
          15. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.
          16. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all applicable terms and conditions of the Plan.
          17. Rights as a Stockholder. The rights of the Optionee as a stockholder are determined pursuant to Section 7(g) of the Plan.
          18. Agreement Not a Contract for Services. Neither the Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the

Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Parent or Related Company for any period of time or at any specific rate of compensation.
          19. Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.
          20. Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement. The Optionee has read and understand the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Option Agreement.
          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

OPTIONEE	ZiLOG, INC.

By:	By:

Name:	Name:

Title: